UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2014

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

          (Address of Principal Executive Offices)            (Zip Code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                               Compensatory Arrangements of Certain Officers

The Board of Directors of The Macerich Company (the “Company”) previously approved, subject to stockholder approval, amendments to The Macerich Company 2003 Equity Incentive Plan (the “2003 Incentive Plan”) that would (1) extend the flexibility to grant certain performance-based awards under the plan that are designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the Internal Revenue Code through the first annual meeting of stockholders that occurs in 2019 and (2) approve the material terms of the performance goals in the 2003 Incentive Plan under which these performance-based awards may be granted. These performance goals are set forth in Section 5.2 of the 2003 Incentive Plan and described in detail in Exhibit A to the 2003 Incentive Plan document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. As reported under Item 5.07 below, the Company’s stockholders approved the amendments to the 2003 Incentive Plan at its Annual Meeting of Stockholders held on May 30, 2014 (the “Annual Meeting”).

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

(a)                               The Company held its Annual Meeting on May 30, 2014.

(b)                              At the Annual Meeting, the Company’s stockholders (i) elected the eleven nominees listed below to serve as directors for a term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, (iii) approved the compensation of the Company’s named executive officers, (iv) amended and re-approved the provisions of the 2003 Incentive Plan relating to Section 162(m) of the Internal Revenue Code, and (v) approved amendments to the Company’s charter to eliminate the supermajority vote requirement to amend the Company’s charter (with certain exceptions) and to clarify a reference in Article NINTH to conform to Maryland General Corporation Law.

Proposal 1:                   Election of Eleven Directors for a Term Expiring at the Next Annual Meeting of Stockholders and Until Their Respective Successors are Duly Elected and Qualified.

	For	Against	Abstensions	Broker Non- Votes
Douglas D. Abbey	121,406,292	2,176,104	60,237	4,078,684
Dana K. Anderson	117,321,282	6,261,815	59,536	4,078,684
Arthur M. Coppola	115,709,078	6,710,970	1,222,585	4,078,684
Edward C. Coppola	117,365,948	6,216,445	60,240	4,078,684
Fred S. Hubbell	112,173,819	11,408,756	60,058	4,078,684
Diana M. Laing	122,927,694	655,090	59,849	4,078,684
Stanley A. Moore	120,659,316	2,922,513	60,804	4,078,684
Mason G. Ross	121,404,923	2,175,829	61,881	4,078,684
Dr. William P. Sexton	120,779,455	2,802,115	61,063	4,078,684
Steven L. Soboroff	123,460,334	121,475	60,824	4,078,684
Andrea M. Stephen	123,337,154	246,709	58,770	4,078,684

Proposal 2:                   Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2014.

For	Against	Abstensions
127,603,666	31,670	85,981

There were no broker non-votes for Item 2.

Proposal 3:                   Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstensions	Broker Non- Votes
120,553,295	2,684,603	404,735	4,078,684

Proposal 4:                   Amendment and Re-approval of the Provisions of the Company’s Amended and Restated 2003 Equity Incentive Plan Relating to Section 162(m) of the Internal Revenue Code.

For	Against	Abstensions	Broker Non- Votes
121,087,749	2,473,762	81,122	4,078,684

Proposal 5:                   Approval of Amendments to the Company’s Charter to Eliminate the Supermajority Vote Requirement to Amend the Company’s Charter (with certain exceptions) and to Clarify a Reference in Article NINTH to Conform to the Maryland General Corporation Law.

For	Against	Abstensions	Broker Non- Votes
123,430,824	144,306	67,503	4,078,684

ITEM 9.01     Financial Statements and Exhibits

(d)       Exhibits

3.1                            Articles of Amendment (to eliminate the supermajority vote requirement to amend the charter and to clarify a reference in Article NINTH).

10.1*            The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of May 30, 2014.

*                                        Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS J. LEANSE

June 2, 2014	/s/ Thomas J. Leanse
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment (to eliminate the supermajority vote requirement to amend the charter and to clarify a reference in Article NINTH).

10.1*	The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of May 30, 2014.

*                                        Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.